Exhibit 13.1

CERTIFICATIONS

     `In connection with the annual report of SK Telecom Co., Ltd. (the “Company”) on Form 20-F for the fiscal year ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shin Bae Kim, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 31, 2004
/s/ SHIN BAE KIM
	Name:	Shin Bae Kim
	Title:	Chief Executive Officer